UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fitness Champs Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7030 Ang Mo Kio Street, Avenue 5, #04-48, North Star@AMK, Singapore	569880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.000005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-287405

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of ordinary shares, par value $0.000005 per share, of Fitness Champs Holdings Limited (the “Registrant”) to be registered hereunder is set forth under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-287405) originally filed with the Securities and Exchange Commission on May 19, 2025, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

The ordinary shares to be registered hereby have been approved for listing on the Nasdaq Capital Market under the symbol “FCHL.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on The Nasdaq Stock Market and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 3, 2025

Fitness Champs Holdings Limited

By:	/s/ Joyce Lee Jue Hui
Joyce Lee Jue Hui
Chief Executive Officer and Executive Director

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